Exhibit 99.1
NAREIT Investor Forum: June 5 - 7, 2007 The Waldorf=Astoria, New York, New York

This presentation contains forward-looking statements, which express the current beliefs and expectations of management. Except for historical information, the matters discussed in this presentation are forward-looking statements and can be identified by the use of the words "anticipate," "believe," "expect," "intend," "may," "might," "plan," "estimate," "project," "should," "will," "result," and similar expressions. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors including risks and uncertainties inherent in the national economy, the real estate industry in general, and in our specific markets; legislative or regulatory changes including changes to laws governing REITS; our dependence on key personnel; rising insurance rates and real estate taxes; changes in GAAP; and our continued ability to successfully lease and operate our properties. While we believe these forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. These forward-looking statements are made as of the date of this presentation and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Forward Looking Statements

Company Overview Industry Fundamentals Portfolio Characteristics Financial Highlights EDR Same Store 2007 Strategic Initiatives Shareholder Value Education Realty Trust, Inc. (NYSE: EDR)

Company Overview In 1964, EDR pioneered the concept of nation-wide privatized student housing Since 2000, has developed or acquired $1.8 billion of student communities Completed IPO offering in January 2005 Sr. Mgmt has over 200 years of combined experience One of the World's Largest Owner/ Manager of Student Housing Communities (41,783 beds) Only public company solely dedicated to student housing sector. Senior Management Years of Experience Paul Bower, CEO 38 Craig Cardwell, EVP 36 Tom Hickey, SVP 35 Wallace Wilcox, VP 27 Tom Trubiana, CIO 27 Bill Harris, SVP 25 Susan Arrison, VP 17 Randy Brown, CFO 8 Most Experienced Student Housing Team

Industry Fundamentals Highly fragmented ownership Strong demographic growth (1.5 million new students by 2010) Aging obsolete on-campus dorms with limited new on-campus supply Specialized management is essential Academic year leasing cycle

68 Owned and/or managed Communities nation-wide 44 Owned Properties (28,191 beds) 24 managed properties (13,592 beds) Serving 50 Universities in 21 states 8 development projects with 8,255 beds Average age: < 7 years Weighted average bed distance from campus is 1.6 miles from campus is 1.6 miles from campus is 1.6 miles from campus is 1.6 miles from campus is 1.6 miles from campus is 1.6 miles from campus is 1.6 miles from campus is 1.6 miles from campus is 1.6 miles from campus is 1.6 miles from campus is 1.6 miles from campus is 1.6 miles from campus is 1.6 miles from campus is 1.6 miles from campus is 1.6 miles from campus is 1.6 miles from campus is 1.6 miles from campus is 1.6 miles from campus is 1.6 miles from campus is 1.6 miles from campus is 1.6 miles University Village - UNC Greensboro University Village - UNC Greensboro NorthPointe - University of Arizona Portfolio Characteristics

Portfolio Characteristics Geographically diverse nation-wide footprint

Amenities for today's students: Private bedroom with bath Fully furnished High speed internet Cable Full kitchen In-unit washer/dryer In-unit washer/dryer In-unit washer/dryer In-unit washer/dryer In-unit washer/dryer In-unit washer/dryer In-unit washer/dryer In-unit washer/dryer In-unit washer/dryer Portfolio Characteristics Club house with: Tanning & exercise facility Large pool Game room Movie theater Computer lab Computer lab Computer lab Computer lab Computer lab Computer lab Computer lab

Increasing revenue growth since its IPO: Annual 2006 revenue up 34.4% over 2005 Estimated 2007 revenue up 7.3% (at mid-point of guidance) EDR Financial Highlights (excluding operating expense reimbursements)

Increasing annual FFO per share since IPO: Annual 2006 FFO/share up 72.9% over 2005 FFO Consensus 2007 FFO/share up 6.0% over 2006 EDR Financial Highlights (Company '07 Guidance is $0.88 - $0.92)

Reduced variable rate debt balance by $8.5 million (12.0%) since June 2006 Plan to lower overall variable rate debt by $50 million by the end of 2007 Q1 - 2006 Q2 - 2006 Q3 - 2006 Q4 - 2006 Q1 - 2007 2006 50 65.4 70.8 69.4 62.3 0.623 38.6 34.6 31.6 45.9 46.9 45 43.9 EDR Financial Highlights

Increasing quarterly same store physical & economic occupancy Same Store Highlights Same Store Economic Occupancy Same Store Physical Occupancy

Improved quarterly same store RevPAB and Operating Margin over last 2 quarters Same Store Highlights 1st Qtr Q4 - 2005/2006 3rd Qtr 4th Qtr Q1 - 2006/2007 2005 0.923 394 0.831 0.962 2006 0.951 401 0.809 0.977 385 2007 0.96 0 0 0 392 1st Qtr Q4 - 2005/2006 3rd Qtr 4th Qtr Q1 - 2006/2007 2005 0.923 0.545 0.831 0.962 2006 0.951 0.565 0.809 0.977 0.588 2007 0.96 0 0 0 0.592

Restructure the company's executive management to improve operating performance in each business segment. Completed January 1, 2007 Pay down variable rate debt to < 50% of total enterprise value. Sell a strategically selected asset or assets. Announced $50mm sale of The Village at Tharpe - Tallahassee. Closing set for early June, 2007 Obtain annual growth targets for property Net Operating Incomes. Maximize revenue per bed for 2007/2008 Academic School Year. As of May 28, 2007, SS pre-leasing ahead of last yr by 310 bps (81.4% vs. 78.3) Control operating expenses. Q1 SS per bed expense down 63 bps ($160 vs. $159) Improve operating margins. Q1 SS Margin up 40 bps over prior year (59.2% vs. 58.8%) Greater focus on off-campus development projects that deliver higher yields than current acquisition pricing. Increase in-house focus on off-campus development. JV 600-bed development to open adjacent to UNCG this fall. In preliminary discussions for 500-beds development in the mid-west Create strategic alliances with third-party developers. On-going Implement a fully integrated management information system. Phase I set for completion on August 1, 2007 2007 Strategic Initiatives

2007 Strategic Initiatives (continued) Initiate on-campus development projects for equity investment. In preliminary discussions with 2 major universities Leverage the company's development expertise to increase third party development revenues for 2007 and 2008. Grow development fees by 20% annually Acquire selective properties with "turnaround" upside that deliver accretive yields by the 2nd year. On-going review of extensive pipeline Selectively pursue third party management business that will increase revenues and contribution margin from this business segment. Managed portfolio beds increased 48% this year (13,592 vs. 9,193)

EDR share price represent true value when compared to Apartment REIT and Student Housing Peer Group: Trades at a greater NAV discount to the Apartment REIT and Student Housing Peer Groups Trades at a lower FFO multiple as compared to the Apartment REIT and Student Housing Peer Groups EDR Peer Apart 4th Qtr EDR 15.5 16.9 19.8 27.9 Peer 32.4 Apart 19.8 source: JP Morgan US REIT database (5/29/07) and company data Shareholder Value Peer group includes ACC & GCT